P

Portman
Limited

ABN 22 007 871 892

15 October 2008

Level 11
The Quadrant
1 William Street
Perth 6000
Western Australia
GPO Box W2017
Perth, 6846
Tel: 61 8 9426 3333
Fax: 61 8 9426 3344

(2 pages in total)

The Announcements Officer
ASX Limited
Level 10
20 Bond Street
SYDNEY NSW 2001

Electronically Lodged

Dear Sir

Please find attached an announcement regarding Cliffs Asia-Pacific Pty Limited’s off-market bid for all the shares in Portman Limited it does not already own.

Yours faithfully

/s/ Caroline Rainsford
Caroline Rainsford
Company Secretary

PORTMAN LIMITED

P

Portman
Limited

ABN 22 007 871 892
Level 11
The Quadrant
1 William Street
Perth 6000
Western Australia
GPO Box W2017
Perth, 6846
Tel: 61 8 9426 3333
Fax: 61 8 9426 3344

15 October 2008

Cliffs Asia-Pacific Pty Limited declares its off-market takeover bid unconditional

Portman Limited (‘Portman’) (ASX:PMM) notes yesterday’s announcement by Cliffs Asia-Pacific Pty Limited (‘Cliffs’) that Cliffs off-market takeover bid for all the shares in Portman that it does not already own (‘Offer’) has reached the 90% minimum acceptance condition and that Cliffs has declared the Offer free from all remaining conditions.

Cliffs has advised that as of yesterday, Cliffs’ voting power in Portman was 90.12%.

The Offer is currently scheduled to close at 7.00pm (Sydney time) on 3 November 2008 (‘Closing Date’).

Cliffs has now received sufficient acceptances of its Offer to become entitled to compulsorily acquire all remaining Portman shares under the relevant provisions of the Corporations Act.

In order for shareholders to receive payment of their cash consideration under the Offer at the earliest opportunity, the Independent Directors of Portman encourage all shareholders who have not yet accepted the Offer to do so as soon as possible.

For further information, shareholders can contact the Cliffs Offer Information Line on 1800 24 23 00 (toll-free, from within Australia) or on +61 2 9207 3622 (from outside Australia).

/s/ M. D. Perrott
M D Perrott AM
Independent Director